AMENDMENT TO
                        ADMINISTRATIVE SERVICES AGREEMENT
                   BETWEEN CONSECO VARIABLE INSURANCE COMPANY,
                     INVESCO VARIABLE INVESTMENT FUNDS, INC.
                          AND INVESCO FUNDS GROUP, INC.


     WHEREAS, INVESCO Funds Group, Inc. ("INVESCO") and Conseco Variable Insurance Company ("Conseco"), have entered into a certain Administrative Services Agreement effective as of the 31st day of December, 1999 ("Agreement"); and

     WHEREAS, the parties desire to amend said Agreement in the manner hereinafter set forth;

     NOW, THEREFORE, the parties hereby amend the Agreement in the following form:

     1. Section III (a) is deleted in its entirety and replaced with the following:

          a) INVESCO Shall pay to Conseco an Administrative Services Fee (hereinafter, the "Quarterly Fee") equal to a percentage of the average daily net assets of the Portfolio attributable to Contracts offered by Conseco, at the annual rate of 0.30% on the aggregate net assets placed by Conseco in the INVESCO VIF - Equity Income Fund, the INVESCO VIF - Financial Services Fund, the INVESCO VIF - Health Sciences Fund, the INVESCO VIF - High Yield Fund, the INVESCO VIF - Real Estate Opportunity Fund, the INVESCO VIF - Technology Fund, and the INVESCO VIF - Telecommunications Fund, as may be amended from time to time. The Quarterly Fee is in consideration of the expenses incurred by Conseco pursuant to Section II hereof. The payment of the Fee shall commence on the date first indicated below.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name on its behalf by its duly authorized representatives as of May 22, 2001.


INVESCO FUNDS GROUP, INC.                      CONSECO VARIABLE INSURANCE
COMPANY

By:     /s/Ronald L. Grooms                    By:    /s/Lisa R. Nordhoff
        ----------------------------                  -----------------------
Name:   Ronald L. Grooms                       Name:  LISA R. NORDHOFF
        ----------------------------                  -----------------------
Title:  Senior Vice President                  Title: Senior Vice President
        ----------------------------                  -----------------------
Date:   05/22/01                               Date:  05/22/01
        ----------------------------                  -----------------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.

By:     /s/Ronald L. Grooms
        ----------------------------
Name:   Ronald L. Grooms
        ----------------------------
Title:  Senior Vice President
        ----------------------------
Date:   05/22/01
        ----------------------------